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                                                                    Exhibit 99.1


Forlink Signed the Contract of Business Operation Support System Device Extension and Integration Service with Beijing Mobile Communication Corp. Thursday, May 15, 2003 11:58 AM ET

BEIJING--(BUSINESS WIRE)--May 15, 2003--Forlink Software Corp. Inc. (OTC BB:FRLK) today announced that it has signed the contract of Business Operation Support System Device Extension and Integration Service with Beijing Mobile Communication Corp.

The contract amount of this project is about US$6.6 million. Under the terms of this contract, Forlink will supply hardware, system integration service and software products to Beijing Mobile Communication Corp.

"This contract is the extension contract to the BMCC Business Operation Support System contract we won in 2001, it proved our unique position in China mobile communication market," said Yi He, President of Forlink.

For more information about Forlink, visit http://www.forlink.com.

Note on Forward-Looking Statements: Statements herein contained that are not strictly historical are "forward-looking" statements within the meaning of
Section 27A of the U.S. Securities Act of 1998, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. These forward-looking statements are made based upon information available as of the date hereof, and the company assumes no obligation to update such forward-looking statements. Editors and investors are cautioned that such forward-looking statements involve risk and uncertainties and the company's actual results may differ from these forward-looking statements. Such risks and uncertainties include but are not limited to demand for the company's products and services, the company's ability to continue to develop its market, general economic conditions and other factors that may be more fully described in reports to shareholders and periodic filings with the Securities and Exchange Commission.



    CONTACT: Forlink Software Corporation Inc.
             Grace Tan, +86-10-88026633
             E-mail: ir@softhouse.com.cn